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PROXY                           BRT REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 7, 1994
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned hereby appoints FREDRIC H. GOULD, ISRAEL ROSENZWEIG and SIMEON BRINBERG, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Beneficial Interest, $3.00 par value per share, of BRT Realty Trust held of record by the undersigned on January 20, 1994 at the Annual Meeting of Shareholders to be held on March 7, 1994 or any adjournments thereof.

                       1.  Election of Class I Trustees
                           / / FOR ALL NOMINEES    / / WITHHOLD ALL NOMINEES
                           Nominees: Patrick J. Callan, Stuart S. Gould, Israel
                           Rosenzweig
                           / / INSTRUCTIONS: To withhold authority to vote for
                           any individual nominee, place an "X" in the box on
                                             the left and strike a line through
                                             the nominee's name listed above.
FOR  AGAINST  ABSTAIN
/ /    / /      / /    2.  Appointment of Kenneth Leventhal & Company as
                           Independent Certified Public Accountants for the fiscal year ending September 30, 1994.
                       3.  In their discretion, the proxies are authorized to
                           vote upon such other business as may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.
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    PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
                                         Dated: __________________________, 1994
                                         __________________________________ L.S.
                                         __________________________________ L.S.

                                         (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. EXECUTORS,
                                         ADMINISTRATORS,  TRUSTEES,  ETC. SHOULD
                                         SO INDICATE WHEN  SIGNING, GIVING  FULL
                                         TITLE   AS   SUCH.  IF   SIGNER   IS  A
                                         CORPORATION, EXECUTE IN FULL  CORPORATE
                                         NAME  BY AUTHORIZED  OFFICER. IF SHARES
                                         HELD  IN  THE  NAME  OF  TWO  OR   MORE
                                         PERSONS, ALL SHOULD SIGN.)